EXHIBIT 99.1

La-Z-Boy Incorporated Reports Solid Fourth Quarter and Full Year Results;
Operating Cash Flow of $158 million for the Full Year

Fiscal 2024 Fourth Quarter Highlights:
•Consolidated delivered sales of $554 million
–Up 22% versus most recent pre-pandemic fourth quarter (Fiscal 2019 Fourth Quarter)
–Down 1% versus prior year
•GAAP diluted EPS of $0.91
–Non-GAAP(1) diluted EPS of $0.95
•Generated $53 million in operating cash flow for the quarter
•Grew company-owned La-Z-Boy Furniture Galleries® network by three stores (including two acquired independent La-Z-Boy Furniture Galleries® stores)

Fiscal 2024 Highlights:
•Consolidated delivered sales of $2.05 billion
•Gross margin expansion on GAAP and Non-GAAP(1) basis, across all segments
•GAAP diluted EPS of $2.83
–Non-GAAP(1) diluted EPS of $2.98
•Generated $158 million in operating cash flow for the year
•Strong balance sheet with $341 million in cash and no external debt
•Opened six company-owned and acquired 11 independent La-Z-Boy Furniture Galleries® stores
–Retail (company-owned) stores now represent over half of the total La-Z-Boy Furniture Galleries® network for first time in company history
•Returned $85 million to shareholders through share repurchases and dividends
–Increased prior quarterly dividend by 10% to $0.20 in third quarter

MONROE, Mich., June 17, 2024 -- La-Z-Boy Incorporated (NYSE: LZB), a global leader in the manufacture and retail of residential furniture, today reported fourth quarter and full year results for the period ended April 27, 2024. For the quarter, sales totaled $554 million, a decrease of 1% against a year ago period that benefited from pandemic backlog deliveries and 22% above the pre-pandemic fourth quarter of Fiscal 2019. Operating margin was 9.1% in the quarter on a GAAP basis and 9.4% on a Non-GAAP(1) basis. Diluted earnings per share totaled $0.91 on a GAAP basis and $0.95 on a Non-GAAP(1) basis.

Written sales again outperformed the industry, with fourth quarter total written sales for the Retail (company-owned La-Z-Boy Furniture Galleries®) segment up 1% versus a year ago, and written same-store sales down 5% versus a year ago. Written same-store sales for the entire La-Z-Boy Furniture Galleries® network decreased 3% versus the year ago period. Trends were strongest in the first half of the quarter around key holiday events and recovery from January weather events. Written sales results continue to outperform the broader industry, which was down 8% for the quarter, as furniture and home furnishings spending remains depressed with overall traffic trends challenged and housing activity down due to continued higher interest rates.

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “We are pleased with our strong finish to the fiscal year as fourth quarter results exceeded expectations. Wholesale unit volumes improved in the quarter and recovery from weather and related disruptions in January also provided a tailwind. The industry continues to grapple with higher for longer interest rates and housing turnover near 30-year lows negatively impacting store traffic. However, our execution is the strongest it has ever been, including conversion rates at all-time highs and average ticket and design sales trending up for the year. We expect industry fundamentals to remain volatile for the near term, but remain confident in our ability to outperform the market and gain share longer term. Our first quarter is off to a good start and we are encouraged by our solid Memorial Day results as we believe our assortment and best-in-class motion offerings are resonating with consumers in the marketplace.”

Whittington added, “During the year we made great progress on our Century Vision strategy increasing both the total La-Z-Boy Furniture Galleries® store network and the number of company-owned stores. We opened six new company-owned stores and acquired 11 independent Furniture Galleries® stores. We also invested in both our stores and manufacturing operations through remodels and improving the agility of our supply chain. As a market leader in comfortable custom furniture with quick delivery, we are positioned to continue to outperform the industry and grow share. Our focus remains on executing our proven playbook of expanding our Retail segment through new and acquired stores, delivering sales growth double the industry, and driving margin expansion. I want to thank all of our dedicated employees for their strong contributions throughout the year. The momentum in our business is palpable, particularly with our strong merchandising offerings and new "Long Live the Lazy" brand campaign building awareness, consideration, and purchase intent. We are excited to build further on this foundation in Fiscal 2025."

First Quarter Outlook:
Bob Lucian, Chief Financial Officer of La-Z-Boy Incorporated, said, “Taken together, our third quarter and fourth quarter results were largely in line with our plans for the second half of Fiscal 2024. Recall, delivered sales in Fiscal 2023 included $300 million of backlog. Thus, our sales were roughly flat compared to last year, absent this backlog. Looking forward, in Fiscal 2025, we expect the industry to continue to be challenged, down by as much as 5%, with any improved industry trends occurring late in our fiscal year, towards calendar 2025, when expected interest rate cuts filter through the economy and begin to positively impact housing activity. We expect to continue to outperform the industry in Fiscal 2025, which should result in modest sales growth year-over-year. Growth will be supported by executing our Century Vision strategy, including the opening of 12 to 15 new La-Z-Boy Furniture Galleries® stores, mainly in the second half of the fiscal. For the first quarter of Fiscal 2025, we expect delivered sales to be in the range of $475-495 million and Non-GAAP operating margin(2) to be in the range of 6-7%. Also, as a reminder, our first quarter is generally the lowest sales and margin quarter in the fiscal year due to seasonally lower industry sales and our annual week-long plant shutdown in July."

Key Results:

(Unaudited, amounts in thousands, except per share data and percentages)	Quarter Ended			Year Ended
	4/27/2024	4/29/2023	Change	4/27/2024	4/29/2023	Change
Sales	$553,535	$561,287	(1)%	$2,047,027	$2,349,433	(13)%

GAAP operating income	50,097	54,073	(7)%	150,796	211,439	(29)%
Non-GAAP operating income	52,114	55,056	(5)%	159,398	223,203	(29)%

GAAP operating margin	9.1%	9.6%	(50) bps	7.4%	9.0%	(160) bps
Non-GAAP operating margin	9.4%	9.8%	(40) bps	7.8%	9.5%	(170) bps

GAAP net income attributable to La-Z-Boy Incorporated	39,308	34,373	14%	122,626	150,664	(19)%
Non-GAAP net income attributable to La-Z-Boy Incorporated	40,811	43,091	(5)%	129,131	167,080	(23)%

Diluted weighted average common shares	42,974	43,427		43,280	43,240

GAAP diluted earnings per share	$0.91	$0.79	15%	$2.83	$3.48	(19)%
Non-GAAP diluted earnings per share	$0.95	$0.99	(4)%	$2.98	$3.86	(23)%

Liquidity Measures:

	Year Ended			Year Ended
(Unaudited, amounts in thousands)	4/27/2024	4/29/2023	(Unaudited, amounts in thousands)	4/27/2024	4/29/2023
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$158,127	$205,167	Share repurchases	$52,773	$5,004
Capital expenditures	(53,551)	(68,812)	Dividends	32,665	29,869
Free cash flow	$104,576	$136,355	Cash returns to shareholders	$85,438	$34,873

(Unaudited, amounts in thousands)	4/27/2024	4/29/2023
Cash and cash equivalents	$341,098	$343,374
Restricted cash	—	3,304
Total cash, cash equivalents and restricted cash	$341,098	$346,678

Fiscal 2024 Fourth Quarter Results versus Fiscal 2023 Fourth Quarter:
•Consolidated sales in the fourth quarter of Fiscal 2024 decreased 1% to $554 million versus last year. Sales in the fourth quarter of Fiscal 2023 included the delivery of a significant backlog resulting from heightened demand in prior periods. Sales increased 22% versus the most recent pre-pandemic fourth quarter in Fiscal 2019
•Consolidated GAAP operating margin was 9.1% versus 9.6%
–Consolidated Non-GAAP(1) operating margin decreased 40 basis points to 9.4% versus 9.8%, driven by lower gross margin from segment mix partially offset by lower SG&A spend
•GAAP diluted EPS increased to $0.91 from $0.79 and Non-GAAP(1) diluted EPS decreased to $0.95 from $0.99

Retail Segment:
•Sales:
–Written sales for the Retail segment (company-owned La-Z-Boy Furniture Galleries® stores) increased 1% with growth from acquired and new stores, more than offsetting lower same-store sales compared to the year ago period
▪Written same-store sales decreased 5%, driven by lower traffic and the challenging economic environment, partially offset by stronger conversion rates and higher design sales

–Delivered sales decreased 6% to $228 million versus last year's results that included delivery of pandemic-related backlog but increased 50% versus the most recent pre-pandemic fourth quarter in fiscal year 2019
•Operating Margin:
–GAAP operating margin and GAAP operating income was 14.1% and $32 million, versus 15.5% and $38 million, respectively
▪Non-GAAP(1) operating margin and Non-GAAP(1) operating income were 14.2% and $32 million, down 130 basis points and 14%, respectively, driven by improved gross margin from favorable shift in product mix, more than offset by fixed cost deleverage on lower delivered sales

Wholesale Segment:
•Sales:
–Sales decreased 1% to $392 million, relatively flat versus the year ago period
•Operating Margin:
–GAAP operating margin decreased to 8.1% versus 8.5%
▪Non-GAAP(1) operating margin decreased to 8.5%, down 20 basis points; gross margin declines were partially offset by lower SG&A expenses

Corporate & Other:
•Joybird written sales decreased 1% and delivered sales were roughly flat at $37 million as sales trends have largely stabilized. Joybird again made meaningful progress on improving profitability in the quarter with lower freight and warranty expenses, improved product mix, and a higher return on advertising spending

Balance Sheet and Cash Flow, Fiscal 2024:
•Ended the fiscal year with $341 million in cash(3) and no external debt
•Generated $158 million in cash from operating activities, including $53 million in the fourth quarter, versus $205 million in Fiscal 2023 and $78 million in last year's fourth quarter, which benefited from pandemic backlog deliveries
•Invested $54 million in capital expenditures, primarily related to La-Z-Boy Furniture Galleries® (new stores and remodels), and projects at our manufacturing and distribution facilities
•Returned approximately $85 million to shareholders, including $53 million in share repurchases and $33 million in dividends

Conference Call:
La-Z-Boy will hold a conference call with the investment community on Tuesday, June 18, 2024, at 8:30 a.m. ET. The toll-free dial-in number is (888) 506-0062; international callers may use (973) 528-0011. Enter Participant Access Code 175127.

The call will be webcast live, with corresponding slides, and archived on the internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at (877) 481-4010 and to international callers at (919) 882-2331. Enter Replay Passcode: 50747. The webcast replay will be available for one year.

Investor Relations Contact:
Mark Becks, CFA, (734) 457-9538
mark.becks@la-z-boy.com

About La-Z-Boy:
La-Z-Boy Incorporated brings the transformational power of comfort to people, homes, and communities around the world - a mission that began when its founders invented the iconic recliner in 1927. Today, the company operates as a vertically integrated furniture retailer and manufacturer, committed to uncompromising quality and compassion for its consumers.

The Retail segment consists of 187 company-owned La-Z-Boy Furniture Galleries® stores, and is part of a broader network of over 350 La-Z-Boy Furniture Galleries® that, with La-Z-Boy.com, serve customers nationwide. Joybird®, an e-commerce retailer and manufacturer of modern upholstered furniture, has 12 stores in the U.S. In the Wholesale segment, La-Z-Boy manufactures comfortable, custom furniture for its Furniture Galleries® and a variety of retail channels, England Furniture Co. offers custom upholstered furniture, and casegoods brands Kincaid®, American Drew®, and Hammary® provide pieces that make every room feel like home. To learn more, please visit: https://www.la-z-boy.com/.

Notes:
(1)Non-GAAP amounts for the fourth quarter of fiscal 2024 exclude:
•a $1.7 million pre-tax, or $0.03 per diluted share, charge related to our supply chain optimization actions
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or $0.01 per diluted share, all included in operating income

Non-GAAP amounts for the fourth quarter of fiscal 2023 exclude:
•a $0.7 million pre-tax, or $0.01 per diluted share, charge related to the closure of the Torreón, MX facility, primarily reflecting asset relocation costs
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or $0.01 per diluted share, with $0.3 million included in operating income and a de minimis amount included in interest expense
•a pre-tax charge of $10.6 million, or $0.18 per diluted share related to an impairment of one investment

Non-GAAP amounts for the full fiscal 2024 year exclude:
•a $7.5 million pre-tax, or $0.13 per diluted share, charge related to our supply chain optimization actions
•purchase accounting charges related to acquisitions completed in prior periods totaling $1.2 million pre-tax, or $0.02 per diluted share, with $1.1 million included in operating income and $0.1 million included in interest expense

Non-GAAP amounts for the full fiscal 2023 year exclude:
•a $10.8 million pre-tax, or $0.19 per diluted share, charge related to the closure of the Torreón, MX facility, primarily reflecting the impairment of various assets
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.6 million pre-tax, or less than $0.01 per diluted share, with $0.3 million included in operating income and $0.3 million included in interest expense
•a pre-tax charge of $10.6 million, or $0.18 per diluted share, related to an impairment of one investment
•a $0.6 million pre-tax, or $0.01 per diluted share, charge related to the company's business realignment, announced in June 2020

(2)This reference to Non-GAAP operating margin for a future period is a Non-GAAP financial measure. We have not provided a reconciliation of Non-GAAP operating margin for future periods in this press release because such reconciliation cannot be provided without unreasonable efforts.

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures: Segment Information” for detailed information on calculating the Non-GAAP financial measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(3)Cash includes cash, cash equivalents and restricted cash.

Cautionary Note Regarding Forward-Looking Statements:
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Fiscal 2023 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Non-GAAP Financial Measures:
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income (on a consolidated basis and by segment), Non-GAAP operating margin (on a consolidated basis and by segment), and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share, Non-GAAP diluted earnings per share (and components thereof, including Non-GAAP income before income taxes and Non-GAAP net income attributable to La-Z-Boy Incorporated), each of which may exclude, as applicable, business realignment charges, supply chain optimization charges, investment impairment charges, and purchase accounting charges. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our response to COVID-19, including a reduction in the company’s work force, temporary closure of certain manufacturing facilities and subsequent gains resulting from the sale of related assets. The supply chain optimization charges include asset impairment costs, accelerated depreciation expense, lease termination gains, severance costs, and employee relocation costs resulting from the closure, consolidation, and centralization of various global supply chain operations and includes the closure of our Torreón manufacturing facility (previously disclosed as Mexico optimization). The purchase accounting charges include the amortization of intangible assets, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of a contingent consideration liability. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges and supply chain optimization charges are dependent on the timing, size, number and nature of the operations being closed, consolidated or centralized, and the charges may not be incurred on a predictable cycle. Management also excludes the impacts from the impairment charge for one investment when assessing the company's operating and financial performance due to the one-time and infrequent nature of the transaction. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Year Ended
(Unaudited, amounts in thousands, except per share data)	4/27/2024	4/29/2023	4/27/2024	4/29/2023
Sales	$553,535	$561,287	$2,047,027	$2,349,433
Cost of sales	313,452	312,649	1,165,357	1,384,700
Gross profit	240,083	248,638	881,670	964,733
Selling, general and administrative expense	189,986	194,565	730,874	753,294
Operating income	50,097	54,073	150,796	211,439
Interest expense	(126)	(122)	(455)	(536)
Interest income	4,260	3,046	15,482	6,670
Other income (expense), net	(92)	(10,950)	(71)	(11,784)
Income before income taxes	54,139	46,047	165,752	205,789
Income tax expense	13,807	11,402	41,116	53,848
Net income	40,332	34,645	124,636	151,941
Net (income) loss attributable to noncontrolling interests	(1,024)	(272)	(2,010)	(1,277)
Net income attributable to La-Z-Boy Incorporated	$39,308	$34,373	$122,626	$150,664

Basic weighted average common shares	42,499	43,261	42,878	43,148
Basic net income attributable to La-Z-Boy Incorporated per share	$0.92	$0.79	$2.86	$3.49

Diluted weighted average common shares	42,974	43,427	43,280	43,240
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.91	$0.79	$2.83	$3.48

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	4/27/2024	4/29/2023
Current assets
Cash and equivalents	$341,098	$343,374
Restricted cash	—	3,304
Receivables, net of allowance of $5,076 at 4/27/2024 and $4,776 at 4/29/2023	139,213	125,536
Inventories, net	263,237	276,257
Other current assets	93,260	106,129
Total current assets	836,808	854,600
Property, plant and equipment, net	298,224	278,578
Goodwill	214,453	205,008
Other intangible assets, net	47,251	39,375
Deferred income taxes – long-term	10,283	8,918
Right of use lease assets	446,466	416,269
Other long-term assets, net	59,957	63,515
Total assets	$1,913,442	$1,866,263

Current liabilities
Accounts payable	$96,486	$107,460
Lease liabilities, short-term	77,027	77,751
Accrued expenses and other current liabilities	263,768	290,650
Total current liabilities	437,281	475,861
Lease liabilities, long-term	404,724	368,163
Other long-term liabilities	58,077	70,142
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 42,440 outstanding at 4/27/2024 and 43,318 outstanding at 4/29/2023	42,440	43,318
Capital in excess of par value	368,485	358,891
Retained earnings	598,009	545,155
Accumulated other comprehensive loss	(5,870)	(5,528)
Total La-Z-Boy Incorporated shareholders' equity	1,003,064	941,836
Noncontrolling interests	10,296	10,261
Total equity	1,013,360	952,097
Total liabilities and equity	$1,913,442	$1,866,263

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
(Unaudited, amounts in thousands)	4/27/2024	4/29/2023
Cash flows from operating activities
Net income	$124,636	$151,941
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal and impairment of assets	1,101	6,365
(Gain)/loss on sale of investments	(1,199)	148
Provision for doubtful accounts	511	1,546
Depreciation and amortization	48,552	40,193
Amortization of right-of-use lease assets	76,133	76,511
Lease impairment/(settlement)	(1,175)	1,347
Equity-based compensation expense	14,426	12,458
Change in deferred taxes	(3,268)	3,895
Change in receivables	(16,811)	53,675
Change in inventories	19,877	32,311
Change in other assets	10,303	24,377
Change in payables	(8,606)	4,586
Change in lease liabilities	(76,766)	(77,811)
Change in other liabilities	(29,587)	(126,375)
Net cash provided by operating activities	158,127	205,167

Cash flows from investing activities
Proceeds from disposals of assets	4,972	136
Capital expenditures	(53,551)	(68,812)
Purchases of investments	(18,351)	(9,092)
Proceeds from sales of investments	24,816	24,483
Acquisitions	(39,440)	(16,835)
Net cash used for investing activities	(81,554)	(70,120)

Cash flows from financing activities
Payments on debt and finance lease liabilities	(489)	(123)
Holdback payments for acquisitions	(5,000)	(5,000)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	10,872	2,857
Repurchases of common stock	(52,773)	(5,004)
Dividends paid to shareholders	(32,665)	(29,869)
Dividends paid to minority interest joint venture partners (1)	(1,172)	—
Net cash used for financing activities	(81,227)	(37,139)

Effect of exchange rate changes on cash and equivalents	(926)	(86)
Change in cash, cash equivalents and restricted cash	(5,580)	97,822
Cash, cash equivalents and restricted cash at beginning of period	346,678	248,856
Cash, cash equivalents and restricted cash at end of period	$341,098	$346,678

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$5,952	$8,208
(1)Includes dividends paid to joint venture minority partners resulting from the repatriation of dividends from our foreign earnings that we no longer consider permanently reinvested.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Year Ended
(Unaudited, amounts in thousands)	4/27/2024	4/29/2023	4/27/2024	4/29/2023
Sales
Wholesale segment:
Sales to external customers	$287,900	$280,918	$1,048,431	$1,215,429
Intersegment sales	104,561	113,678	398,847	474,819
Wholesale segment sales	392,461	394,596	1,447,278	1,690,248

Retail segment sales	227,878	242,713	855,126	982,043

Corporate and Other:
Sales to external customers	37,757	37,656	143,470	151,961
Intersegment sales	1,587	2,657	10,299	14,229
Corporate and Other sales	39,344	40,313	153,769	166,190

Eliminations	(106,148)	(116,335)	(409,146)	(489,048)
Consolidated sales	$553,535	$561,287	$2,047,027	$2,349,433

Operating Income (Loss)
Wholesale segment	$31,709	$33,657	$99,373	$115,215
Retail segment	32,170	37,716	111,682	161,571
Corporate and Other	(13,782)	(17,300)	(60,259)	(65,347)
Consolidated operating income	$50,097	$54,073	$150,796	$211,439

LA-Z-BOY INCORPORATED
UNAUDITED QUARTERLY FINANCIAL DATA

Fiscal 2024

Fiscal Quarter Ended	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
(Amounts in thousands, except per share data)	7/29/2023	10/28/2023	1/27/2024	4/27/2024
Sales	$481,651	$511,435	$500,406	$553,535
Cost of sales	275,923	288,830	287,152	313,452
Gross profit	205,728	222,605	213,254	240,083
Selling, general and administrative expense	171,202	188,993	180,693	189,986
Operating income	34,526	33,612	32,561	50,097
Interest expense	(122)	(101)	(106)	(126)
Interest income	3,056	4,042	4,124	4,260
Other income (expense), net	556	104	(639)	(92)
Income before income taxes	38,016	37,657	35,940	54,139
Income tax expense	10,090	9,963	7,256	13,807
Net income	27,926	27,694	28,684	40,332
Net (income) loss attributable to noncontrolling interests	(447)	(495)	(44)	(1,024)
Net income attributable to La-Z-Boy Incorporated	$27,479	$27,199	$28,640	$39,308
Diluted weighted average common shares	43,333	43,401	43,195	42,974
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.63	$0.63	$0.66	$0.91
Fiscal 2023

Fiscal Quarter Ended	(13 weeks)	(13 weeks)	(13 weeks)	(14 weeks)
(Amounts in thousands, except per share data)	7/30/2022	10/29/2022	1/28/2023	4/29/2023
Sales	$604,091	$611,332	$572,723	$561,287
Cost of sales	373,061	361,848	337,142	312,649
Gross profit	231,030	249,484	235,581	248,638
Selling, general and administrative expense	178,387	187,601	192,741	194,565
Operating income	52,643	61,883	42,840	54,073
Interest expense	(159)	(119)	(136)	(122)
Interest income	474	1,138	2,012	3,046
Other income (expense), net	45	183	(1,062)	(10,950)
Income before income taxes	53,003	63,085	43,654	46,047
Income tax expense	14,063	16,306	12,077	11,402
Net income	38,940	46,779	31,577	34,645
Net income attributable to noncontrolling interests	(452)	(702)	149	(272)
Net income attributable to La-Z-Boy Incorporated	$38,488	$46,077	$31,726	$34,373
Diluted weighted average common shares	43,142	43,182	43,137	43,427
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.89	$1.07	$0.74	$0.79

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Year Ended
(Amounts in thousands, except per share data)	4/27/2024	4/29/2023	4/27/2024	4/29/2023
GAAP gross profit	$240,083	$248,638	$881,670	$964,733
Purchase accounting charges (1)	89	—	89	132
Business realignment charges (2)	—	—	—	609
Supply chain optimization charges (3)	502	741	4,468	1,621
Non-GAAP gross profit	$240,674	$249,379	$886,227	$967,095

GAAP SG&A	$189,986	$194,565	$730,874	$753,294
Purchase accounting (charges)/gain (4)	(254)	(252)	(1,016)	(206)
Supply chain optimization charges (5)	(1,172)	10	(3,029)	(9,196)
Non-GAAP SG&A	$188,560	$194,323	$726,829	$743,892

GAAP operating income	$50,097	$54,073	$150,796	$211,439
Purchase accounting charges	343	252	1,105	338
Business realignment charges	—	—	—	609
Supply chain optimization charges	1,674	731	7,497	10,817
Non-GAAP operating income	$52,114	$55,056	$159,398	$223,203

GAAP income before income taxes	$54,139	$46,047	$165,752	$205,789
Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	343	300	1,153	571
Business realignment charges	—	—	—	609
Supply chain optimization charges	1,674	731	7,497	10,817
Investment impairment	—	10,562	—	10,562
Non-GAAP income before income taxes	$56,156	$57,640	$174,402	$228,348

GAAP net income attributable to La-Z-Boy Incorporated	$39,308	$34,373	$122,626	$150,664
Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	343	300	1,153	571
Tax effect of purchase accounting	(87)	(74)	(286)	(361)
Business realignment charges	—	—	—	609
Tax effect of business realignment	—	—	—	(160)
Supply chain optimization charges	1,674	731	7,497	10,817
Tax effect of supply chain optimization	(427)	(181)	(1,859)	(2,845)
Investment impairment	—	10,562	—	10,562
Tax effect of investment impairment	—	(2,619)	—	(2,778)
Non-GAAP net income attributable to La-Z-Boy Incorporated	$40,811	$43,091	$129,131	$167,080

GAAP net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$0.91	$0.79	$2.83	$3.48
Purchase accounting charges, net of tax, per share	0.01	0.01	0.02	—
Business realignment charges, net of tax, per share	—	—	—	0.01
Supply chain optimization charges, net of tax, per share	0.03	0.01	0.13	0.19
Investment impairment, net of tax, per share	—	0.18	—	0.18
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$0.95	$0.99	$2.98	$3.86
(1)Includes incremental expense upon the sale of inventory acquired at fair value.
(2)Includes severance charges related to the closure of our Newton, Mississippi manufacturing facility.
(3)Fiscal 2024 primarily includes severance charges related to shifting upholstery production from our Ramos, Mexico operations to other upholstery plants and relocating our cut and sew operations back to Ramos, Mexico, resulting in the permanent closure of our leased cut and sew facility in Parras, Mexico. Fiscal 2023 primarily includes severance charges related to the closure our manufacturing facility in Torreón, Mexico.
(4)Includes amortization of intangible assets. Fiscal 2023 also includes an $0.8 million adjustment to the fair value of a contingent consideration liability.
(5)Fiscal 2024 includes $4.2 million of accelerated depreciation and impairment of fixed assets related to shifting upholstery production from our Ramos, Mexico operations to other upholstery plants and relocating our cut and sew operations back to Ramos, Mexico, resulting in the permanent closure of our leased cut and sew facility in Parras, Mexico. Fiscal 2024 also includes a $1.2 million gain related to the settlement of the Torreón, Mexico lease obligation on previously impaired assets. Fiscal 2023 includes impairment charges of various assets, primarily long-lived assets, related to the closure of our manufacturing facility in Torreón, Mexico.

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended				Year Ended
(Amounts in thousands)	4/27/2024	% of sales	4/29/2023	% of sales	4/27/2024	% of sales	4/29/2023	% of sales
GAAP operating income (loss)
Wholesale segment	$31,709	8.1%	$33,657	8.5%	$99,373	6.9%	$115,215	6.8%
Retail segment	32,170	14.1%	37,716	15.5%	111,682	13.1%	161,571	16.5%
Corporate and Other	(13,782)	N/M	(17,300)	N/M	(60,259)	N/M	(65,347)	N/M
Consolidated GAAP operating income	$50,097	9.1%	$54,073	9.6%	$150,796	7.4%	$211,439	9.0%

Non-GAAP items affecting operating income
Wholesale segment	$1,729		$784		$7,715		$11,634
Retail segment	89		—		89		132
Corporate and Other	199		199		798		(2)
Consolidated Non-GAAP items affecting operating income	$2,017		$983		$8,602		$11,764

Non-GAAP operating income (loss)
Wholesale segment	$33,438	8.5%	$34,441	8.7%	$107,088	7.4%	$126,849	7.5%
Retail segment	32,259	14.2%	37,716	15.5%	111,771	13.1%	161,703	16.5%
Corporate and Other	(13,583)	N/M	(17,101)	N/M	(59,461)	N/M	(65,349)	N/M
Consolidated Non-GAAP operating income	$52,114	9.4%	$55,056	9.8%	$159,398	7.8%	$223,203	9.5%

N/M - Not Meaningful